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                                                                     Exhibit 5.1

                                                                 August 17, 1999

OneSource Information Services, Inc.
300 Baker Avenue
Concord, MA  01742

         Re:      OneSource Information Services, Inc.
                  Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

      We are acting as counsel for OneSource Information Services, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration on a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, of the offer and sale of up to 4,790,971 shares of Common Stock, par value $.01 per share, of the Company (the "SHARES") to be issued upon the exercise of options under the 1993 Stock Purchase and Option Plan (the "1993 PLAN") and the 1999 Stock Option and Incentive Plan (the "1999 PLAN") and the purchase of Shares under the 1999 Employee Stock Purchase Plan (the "PURCHASE PLAN" and, collectively, with the 1993 Plan and the 1999 Plan, the "PLANS") (as described in the Registration Statement) (collectively the "OPTIONS").

      In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plans,
(b) the Company's Second Amended and Restated Certificate of Incorporation (c) the Company's Second Amended and Restated By-laws, (d) a specimen of the form of Certificate evidencing the Shares and (e) the minute books and stock records of the Company.

      We are members only of the bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the United States of America and the Delaware General Corporation Law.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Options against receipt by the Company of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Testa, Hurwitz & Thibeault, LLP
                                         ---------------------------------------

                                         TESTA, HURWITZ & THIBEAULT, LLP